Exhibit 99.1

Contacts:
Media Relations:	Investor Relations:
David Pendery	Andy Schulz
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Strong First Quarter 2009 Results

EPS of $0.43 and Adjusted EPS of $0.58, up 26 percent and 29 percent, respectively

ENGLEWOOD, Colo. (March 18, 2009) — IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported strong results for the first quarter ended February 28, 2009. Revenue for the first quarter of 2009 totaled $235 million, an 18 percent increase over first quarter 2008 revenue of $199 million. Net income for the first quarter of 2009 was $27.1 million, or $0.43 per diluted share, compared to first quarter 2008 net income of $21.4 million, or $0.34 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $63.2 million for the first quarter of 2009, up 25 percent from $50.8 million in the first quarter of 2008. Adjusted earnings per diluted share were $0.58 for the first quarter of 2009, an increase of 29 percent over the prior-year period.  Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“We continued to grow revenue and expand margins during the first quarter despite the challenging economy,” said Jerre Stead, IHS chairman and chief executive officer. “We had strong execution during this uncertain global economic time and remain confident that we have the right strategies, business model and management team to lead us through the current environment.”

First Quarter 2009 Details

Revenue for the first quarter of 2009 totaled $235 million, an 18 percent increase over first quarter 2008 revenue of $199 million. Organic revenue growth in the first quarter of 2009 was six percent overall and 11.6 percent for the subscription-based portion of the business, which represented 76 percent of total revenue. Acquisitions contributed 20 percent of the increase, including the consolidation of Lloyd’s Register-Fairplay for the first time.  Foreign currency movements decreased revenue by seven percent compared to last year’s first quarter. The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the first quarter by 22 percent, to $148 million, compared to $121 million in the prior year’s first quarter. The EMEA (Europe, Middle East and Africa) segment grew its first quarter revenue by eight percent, to $68.8 million, compared to $63.6 million in the prior year. The APAC (Asia Pacific) segment’s revenue increased by 31 percent, to $18.3 million, compared to $13.9 million in the first quarter of 2008.

Adjusted EBITDA for the first quarter of 2009 was $63.2 million, up 25 percent over the prior-year period. Operating income increased $6.6 million year-over-year to $37.5 million. Americas’ operating income was $45.0 million, up 17 percent over the prior-year quarter. EMEA’s operating income was up 30 percent to $13.8 million. APAC’s operating income was $5.0 million, up 26 percent over the prior-year amount.

Cash Flows

IHS generated $38.6 million of cash flow from operations during the three months ended February 28, 2009, as compared to last year’s $32.5 million.

Balance Sheet

IHS ended the first quarter 2009 with $80 million of cash and cash equivalents, and $114 million of debt.

“Our business continues to grow organically and deliver margin improvement,” stated Michael J. Sullivan, IHS executive vice president and chief financial officer. “We continue to control costs and invest sensibly.”

Share Repurchase Program

During the first quarter of 2009, IHS withheld 131,475 shares valued at $5.8 million to fund employee statutory withholding tax requirements stemming from employee equity awards. As shares vest and tax withholdings come due, IHS withholds enough shares in treasury to cover the tax liability and make a payment to the tax authority out of corporate cash.

Lloyd’s Register-Fairplay

During the first quarter of 2009, IHS obtained operating control of Lloyd’s Register-Fairplay by securing an additional board of directors seat, as well as an additional 0.1 percent interest in the venture, in exchange for certain intangible assets.

Outlook (forward-looking statement)

For the year ending November 30, 2009, we expect:

•                  All-in revenue growth of 12 to 16 percent from a 2008 base of $844 million;

•                  All-in adjusted EBITDA growth of 21 to 24 percent from a 2008 base of $225 million;

•                  Depreciation and amortization expense to be in the range of $50-53 million;

•                  Net interest expense to approximate $1-2 million;

•                  Stock-based compensation expense to be in the range of $54-57 million;

•                  Effective tax rate to be approximately 28 to 29 percent; and

•                  Weighted average diluted shares to be approximately 64.2 million.

This above outlook assumes today’s currency environment, which reflects a dramatic strengthening of the U.S. dollar since last year, and no further acquisitions, restructurings or unanticipated events. See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2009 results on March 18, 2009, at 3:00 p.m. MST (5:00 p.m. EST). The conference call will be simultaneously webcast on the company’s website, www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted data and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security and Environment. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS is celebrating its 50th anniversary in 2009 and employs approximately 3,800 people in 20 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2009 IHS Inc. All rights reserved.

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IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	February 28,	November 30,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,900	$31,040
Accounts receivable, net	222,309	207,815
Deferred subscription costs	40,367	35,948
Deferred income taxes	25,486	28,801
Other	16,901	14,213
Total current assets	384,963	317,817
Non-current assets:
Property and equipment, net	60,880	59,578
Equity investments in joint venture	—	56,139
Intangible assets, net	278,372	285,902
Goodwill, net	748,878	705,077
Prepaid pension asset	9,517	8,768
Other	3,499	2,899
Total non-current assets	1,101,146	1,118,363
Total assets	$1,486,109	$1,436,180
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$6,226	$96,020
Accounts payable	31,273	35,084
Accrued compensation	17,677	39,083
Accrued royalties	25,595	24,769
Other accrued expenses	48,639	58,831
Income tax payable	10,011	3,994
Deferred subscription revenue	329,555	288,145
Total current liabilities	468,976	545,926
Long-term debt	108,000	—
Accrued pension liability	6,936	6,778
Accrued post-retirement benefits	8,097	8,852
Deferred income taxes	57,347	65,749
Other liabilities	8,725	7,820
Minority interests	1,843	—
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 64,432,099 and 64,090,207 shares issued and 63,012,596 and 62,802,179 shares outstanding at February 28, 2009 and November 30, 2008, respectively	641	641
Additional paid-in capital	430,158	408,007
Treasury stock, at cost; 1,419,503 and 1,288,028 shares at February 28, 2009 and November 30, 2008, respectively	(70,406)	(64,632)
Retained earnings	611,323	584,219
Accumulated other comprehensive loss	(145,531)	(127,180)
Total stockholders’ equity	826,185	801,055
Total liabilities and stockholders’ equity	$1,486,109	$1,436,180

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended
	February 28, 2009	February 29, 2008
	(Unaudited)
Revenue:
Products	$199,858	$165,182
Services	35,553	33,595
Total revenue	235,411	198,777
Operating expenses:
Cost of revenue:
Products	83,072	68,565
Services	19,831	20,595
Total cost of revenue (includes stock-based compensation expense of $679 and $311 for the three months ended February 28, 2009 and February 29, 2008)	102,903	89,160
Selling, general and administrative (includes stock-based compensation expense of $15,791 and $12,390 for the three months ended February 28, 2009 and February 29, 2008)	86,456	71,886
Depreciation and amortization	11,624	8,823
Restructuring and other charges (credits)	(355)	—
Gain on sales of assets, net	—	(119)
Net periodic pension and post-retirement benefits	(689)	(1,093)
Other income, net	(2,074)	(813)
Total operating expenses	197,865	167,844
Operating income	37,546	30,933
Interest income	354	1,217
Interest expense	(749)	(136)
Non-operating income, net	(395)	1,081
Income from continuing operations before income taxes and minority interests	37,151	32,014
Provision for income taxes	(9,007)	(10,599)
Income from continuing operations before minority interests	28,144	21,415
Minority interests	(1,040)	16
Net income	$27,104	$21,431
Net income per share:
Basic (Class A common stock for 2009; Class A and Class B common stock for 2008*)	$0.43	$0.35
Diluted (Class A common stock for 2009; Class A and Class B common stock for 2008*)	$0.43	$0.34
Weighted average shares:
Basic (Class A common stock for 2009; Class A and Class B common stock for 2008*)	62,815	61,971
Diluted (Class A common stock for 2009; Class A and Class B common stock for 2008*)	63,689	62,896

* Note that in September 2008, the holder of the Class B common stock elected to convert these shares one-for-one to Class A common stock, after which no shares of Class B common stock were outstanding.

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	February 28, 2009	February 29, 2008
	(Unaudited)
Operating activities
Net income	$27,104	$21,431
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	11,624	8,823
Stock-based compensation expense	16,470	12,701
Gain on sales of assets, net	—	(119)
Non-cash net periodic pension and post-retirement benefits	(1,001)	(1,563)
Undistributed earnings of equity method investments, net	(46)	(49)
Minority interests	1,040	(16)
Deferred income taxes	(683)	2,422
Change in assets and liabilities:
Accounts receivable, net	(12,994)	(20,167)
Other current assets	(8,026)	(7,423)
Accounts payable	(4,145)	(3,239)
Accrued expenses	(31,629)	(20,928)
Income taxes	1,771	(2,126)
Deferred subscription revenue	38,941	42,733
Other liabilities	189	—
Net cash provided by operating activities	38,615	32,480
Investing activities
Capital expenditures on property and equipment	(5,521)	(3,073)
Acquisitions of businesses, net of cash acquired	—	(28,206)
Cash resulting from consolidation of Lloyd’s Register-Fairplay	3,466	—
Change in other assets	617	(2,624)
Settlements of forward contracts	373	—
Sales and maturities of investments	—	10,500
Proceeds from sales of assets	—	140
Net cash used in investing activities	(1,065)	(23,263)
Financing activities
Proceeds from borrowings	70,000	—
Repayment of borrowings	(51,265)	(3,099)
Tax benefit from equity compensation plans	2,217	384
Repurchases of common stock	(5,774)	(16,849)
Net cash provided by (used in) financing activities	15,178	(19,564)
Foreign exchange impact on cash balance	(3,868)	996
Net increase (decrease) in cash and cash equivalents	48,860	(9,351)
Cash and cash equivalents at the beginning of the period	31,040	148,484
Cash and cash equivalents at the end of the period	$79,900	$139,133

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended
	February 28, 2009	February 29, 2008
	(Unaudited)

Net income	$27,104	$21,431
Interest income	(354)	(1,217)
Interest expense	749	136
Provision for income taxes	9,007	10,599
Depreciation and amortization	11,624	8,823
EBITDA	48,130	39,772
Compensation expense related to equity awards	16,470	12,701
Restructuring and other charges (credits)	(355)	—
Gain on sales of assets, net	—	(119)
Non-cash net periodic pension and post-retirement benefits income	(1,001)	(1,563)
Adjusted EBITDA	$63,244	$50,791

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended
	February 28, 2009	February 29, 2008
	(Unaudited)

Americas	$148,355	$121,199
EMEA	68,790	63,631
APAC	18,266	13,947
Corporate	—	—
Revenue	$235,411	$198,777

Americas	$45,034	$38,555
EMEA	13,811	10,603
APAC	4,992	3,971
Corporate	(26,291)	(22,196)
Operating income	$37,546	$30,933

	Three Months Ended February 28, 2009
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)

Operating income	$45,034	$13,811	$4,992	$(26,291)	$37,546
Adjustments:
Stock-based compensation expense	—	—	—	16,470	16,470
Depreciation and amortization	6,282	3,149	26	2,167	11,624
Restructuring charge (credit)	—	(107)	—	(248)	(355)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(1,001)	(1,001)
Minority interest	—	(1,040)	—	—	(1,040)
Adjusted EBITDA	$51,316	$15,813	$5,018	$(8,903)	$63,244

	Three Months Ended February 29, 2008
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)

Operating income	$38,555	$10,603	$3,971	$(22,196)	$30,933
Adjustments:
Stock-based compensation expense	—	—	—	12,701	12,701
Depreciation and amortization	4,906	3,243	35	639	8,823
Gain on sales of assets, net	—	(119)	—	—	(119)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(1,563)	(1,563)
Minority interest	—	16	—	—	16
Adjusted EBITDA	$43,461	$13,743	$4,006	$(10,419)	$50,791

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended
	February 28, 2009	February 29, 2008
	(Unaudited)

Net cash provided by operating activities	$38,615	$32,480
Capital expenditures on property and equipment	(5,521)	(3,073)
Free cash flow	$33,094	$29,407

	Three Months Ended
	February 29, 2008	February 29, 2008
	(Unaudited)

Earnings per diluted share	$0.43	$0.34
Stock-based compensation expense	0.16	0.13
Gain on sales of assets, net	(0.00)	(0.00)
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.02)
Adjusted earnings per diluted share	$0.58	$0.45

Note: amounts may not sum due to rounding.